Exhibit 10.43.1

                                    AMENDMENT


                                                     Dated as of January 1, 1997


Northern Life Insurance Company
ReliaStar Life Insurance Company
c/o ReliaStar Investment Research, Inc.
100 Washington Avenue South
Suite 800
Minneapolis, Minnesota 55402

     Reference is made to the Note Purchase Agreement (the "Note Purchase Agreement") among The Chillicothe Telephone Company (the "Company"), Northern Life Insurance Company and Northwestern National Life Insurance Company (n/k/a ReliaStar Life Insurance Company) (collectively, the "Purchasers") dated as of November 1, 1993, pursuant to which the Purchasers purchased the Senior Notes (collectively, the "Notes") of the Company dated November 16, 1993 in the aggregate original principal amount of $10,000,000. The Purchasers are the registered holders of 100% of the outstanding principal amount of the Notes as reflected in the Note Register required to be maintained by the Company pursuant to paragraph 8 of the Note Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Note Purchase Agreement.

     The purpose of this letter is to request the Purchasers to amend certain provisions of the Note Purchase Agreement and the Notes. Accordingly, the Company requests the Purchasers' consent to the following:

     1. Interest on Notes. Notwithstanding anything to the contrary contained in paragraph 1(a) of the Note Purchase Agreement or in the Notes, from and after January 1, 1997 and continuing until the Notes are paid in full, the outstanding principal amount of the Notes shall bear interest at the rate of 6.72% per annum (provided that solely for purpose of determining the portion of annual interest allocable to any interest payment period, it shall be assumed that a year is comprised of 360 days and twelve 30-day months). Interest shall continue to be payable semi-annually on the first day of May and November. To evidence the foregoing amendment, the Company and the Purchasers shall execute an Addendum to each of the Notes in the form of Exhibit A hereto (the "Addenda to Notes").

     2. Quarterly Financial Statements. The following provision shall be added to the end of paragraph 4(e) of the Note Purchase Agreement:

     The Company shall also furnish to the holders of the Notes, within 60 days after the close of each quarterly accounting period in each fiscal year of Horizon Telcom, Inc. ("Telcom"), a consolidated balance sheet and consolidated statement of income and retained earnings reflecting the financial condition of Telcom and its subsidiaries at the end of each quarterly period and the results of operations during such period, all in reasonable detail, and setting forth comparable figures for the same accounting period in the preceding fiscal year.

     3. Annual Financial Statements. Paragraph 4(f) of the Note Purchase Agreement shall be amended by adding the following provision at the end thereof:

     The Company shall also furnish to the holders of the Notes, as soon as available, but in any event within 120 days after the close of each fiscal year of Telcom, duplicate signed copies of an audit report prepared and certified (without qualification as to the scope of the audit) by Arthur Andersen & Company or another firm of independent certified public accountants of national standing selected by Telcom and satisfactory to the holders of the Notes, which report shall include a consolidated and accompanying supplementary consolidating balance sheet of Telcom and its subsidiaries as at the end of such year, consolidated and accompanying supplementary consolidating statements of income and retained earnings of Telcom and its subsidiaries and consolidated and accompanying supplementary consolidating statements of cash flows of Telcom and its subsidiaries reflecting the operations during said year, all in reasonable detail and setting forth comparable figures for the preceding fiscal year.

     4. Net Worth. Paragraph 4(n) of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

          (n) Net Worth. Maintain Consolidated Adjusted Net Worth in an amount at an amount at least equal to:

               (i) $20,000,000 at all times before March 31, 1998; and

               (ii) at all times during each twelve-month period ending on March 31 in each year, commencing with the twelve-month period ending on March 31, 1999, $20,000,000, plus 25% of Consolidated Net Income, if any, determined on a cumulative basis for each fiscal year of the Company ending on or after December 31, 1997 and prior to the twelve-month period for which such determination is being made (without reduction for any Consolidated Net Loss incurred in any such fiscal year).

     5. Transactions with Affiliates. Paragraph 5(g) of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

          (g) Transactions with Affiliates. Enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the business of the Company or its Subsidiaries and upon fair and reasonable terms no less favorable to the Company or any of its Subsidiaries than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

     6. Restricted Payments and Restricted Investments. Paragraph 5(i) of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

          (i) Restricted Payments and Restricted Investments.

               (i) Declare or make, or incur any liability to make any Restricted Payments or Restricted Investments, except:

                    (A) a Subsidiary may pay dividends to the Company; and

               (B) subject to the limitations in clauses (ii) and (iii) below, the Company and its Subsidiaries may make Restricted Payments and Restricted Investments, provided that immediately after giving effect to any such Restricted Payment or Restricted Investment, (1) no Event of Default or event which with the passing of time or the giving of notice, or both, would constitute an Event of Default shall exist, (2) the Company would be able to incur at least $1.00 of additional Funded Debt pursuant to paragraph 5(a), and (3) the aggregate amount of all Restricted Payments and Restricted Investments from and after December 31, 1996 to and including the date of such Restricted Payment or Restricted Investment would not exceed the sum of (i) $3,000,000, plus
          (ii) 60% of any Cumulative Consolidated Net Income, minus (iii) 100% of any Cumulative Consolidated Net Loss, plus (iv) the net proceeds to the Company from any issuance of capital stock after December 31, 1996.

               (ii) In addition to the limitations contained in clause (i) above, from January 1, 1997 through December 31, 1998, the Company shall not increase the aggregate quarterly dividend on its common stock above $710,000.

               (iii) In addition to the limitations contained in clause (i) above, the aggregate amount of all additional Restricted Investments made by the Company and its Subsidiaries in Horizon Infotech, Inc. after December 31, 1996 shall at no time exceed $1,000,000.

     7. Additional Negative Covenants. Paragraph 5 of the Note Purchase Agreement shall be amended by adding the following new paragraphs (k) and (1):

          (k) Sale of Accounts. Sell with recourse, discount or otherwise sell to an Affiliate any notes receivable or accounts receivable for an amount less than the face amount thereof, less a reserve factor for credit losses adjusted from time to time to reflect actual credit loss experience.

          (l) Guaranties, Etc. Be or become liable in respect of any Guaranty of any obligation of any Affiliate, or grant any security interest in or otherwise pledge any of its assets to secure any obligation of any Affiliate.

     8. Definitions.

          (a) The definitions of "Consolidated Adjusted Net Worth," "Cumulative Consolidated Net Income," "Cumulative Consolidated Net Loss," and "Restricted Payments" in paragraph 12 of the Note Purchase Agreement shall be amended and restated in their entirety to read as follows:

               "Consolidated Adjusted Net Worth" shall mean Consolidated Stockholders' Equity less (i) goodwill and other intangible assets created after the Closing Date, and (ii) all advances to or other investments in Affiliates.

               "Cumulative Consolidated Net Income" shall mean the excess, if any, of:

               (i) the sum of (A) Consolidated Net Income, if any, for each completed fiscal year of the Company commencing on or after December 31, 1996 and (B) Consolidated Net Income, if any, for any completed quarter ending after the end of the most recently completed fiscal year of the Company; over

               (ii) the sum of (A) Consolidated Net Loss, if any, for each completed fiscal year of the Company commencing on or after December 31, 1996 and (B) Consolidated Net Loss, if any, for any completed quarter ending after the end of the most recently completed fiscal year of the Company.

               "Cumulative Consolidated Net Loss" shall mean the excess, if any, of:

               (i) the sum of (A) Consolidated Net Loss, if any, for each completed fiscal year of the Company commencing on or after December 31, 1996 and (B) Consolidated Net Loss, if any, for any completed quarter ending after the end of the most recently completed fiscal year of the Company; over

               (ii) the sum of (A) Consolidated Net Income, if any, for each completed fiscal year of the Company commencing on or after December 31, 1996 and (B) Consolidated Net Income, if any, for any completed quarter ending after the end of the most recently completed fiscal year of the Company.

               "Restricted Payments" shall mean (i) payment or declaration of any dividend or any other distribution on account of any class of stock (including in the term "stock" any warrant or option or other right to purchase such stock of the Company or any Subsidiary) of the Company or any Subsidiary, excluding (A) any distribution which may be payable solely in common stock of the corporation making the distribution, (B) dividends by the Company to Telcom in an amount equal to the capital gains taxes payable by Telcom as a result to the sale by Horizon Infotech of its Direct Broadcast Satellite Business,
          (C) dividends by the Company to Telcom during the fiscal year ending December 31, 1997 in an aggregate amount up to $3,800,000, provided that all such dividends are reinvested by Telcom in Horizon Infotech, and (D) dividends by the Company to Telcom during the fiscal year ending December 31, 1998 in an aggregate amount up to $3,900,000 plus an amount equal to the excess, if any, of $3,800,000 over the amount of dividends paid pursuant to clause (C) above, provided that all such dividends are reinvested by Telcom in Horizon Infotech, (ii) direct or indirect redemptions, purchases, or other acquisitions of shares of stock except for any such redemptions constituting Permitted Investments, and (iii) any optional prepayment by the Company or any Subsidiary of any Subordinated Debt of the Company or any Subsidiary.

          (b) The following new definitions of "Affiliate" and "Guaranty" shall be added to paragraph 12 of the Note Purchase Agreement:

               "Affiliate"   shall  mean  any  Person  (i)  which   directly  or
          indirectly  through  one  or  more  intermediaries   controls,  or  is
          controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the voting stock of the Company, (iii) 5% or more of any class of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary, (iv) any director, officer of employee of the Company or any Subsidiary or other Person described in clauses
          (i), (ii) and (iii) hereof, and (v) any spouse, lineal descendant or ascendant, brother or sister, by blood, adoption or marriage, of any Person listed in clauses (i) through (iv) hereof, and spouses of such ascendants, descendants, brothers and sisters. The term "control" means the possession, directly or indirectly, of the power or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

               "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such
          Person: (i) to purchase such indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such indebtedness or obligation or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of payment of the indebtedness or obligation, or (iv) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof.

     9. Conditions Precedent. The effectiveness of the foregoing Amendment shall be subject to the following documents and items:

          (a) the receipt by the Purchasers of the Addenda to Notes, duly executed by the Company,

          (b) the receipt by the Purchasers of payment by Company of the fees and expenses described in paragraph 10 hereof,

          (c) Horizon Infotech and Horizon Services, Inc. shall have repaid the intercompany payable from such Affiliates to the Company to the maximum extent possible, but in any event in an amount at least equal to $10,800,000, and the Company shall have used the proceeds of such repayment to either repay indebtedness of the Company or make investments permitted by clauses (i) through (vi) of the definition of Permitted Investments.

     10. Expenses. The Company agrees to pay and save the Purchasers harmless against the liability for the payment of all reasonable out-of-pocket expenses, including the reasonable fees and expenses of counsel to the Purchasers, arising in connection with the preparation, execution and delivery of this Amendment and Addenda to Notes, and the consummation of the transactions contemplated hereby.

     11. Miscellaneous. Except as specifically amended hereby, all terms and provisions of the Note Purchase Agreement and all other documents and instruments related thereto, including without limitation the Notes, shall remain in full force and effect with no other modification or waiver. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     If you agree to amending the Note Purchase Agreement and the Notes in the manner set forth above, please so indicate by executing the form of acknowledgment set forth below. The amendments shall then take effect upon satisfaction of the conditions set forth in paragraph 9 hereof.

                                    THE CHILLICOTHE TELEPHONE COMPANY



                                    By:  /s/ Jack E. Thompson
                                         --------------------------------------
                                     Its: Secretary-Treasurer
                                         --------------------------------------


Agreed to and accepted as of the date
first-above written.

NORTHERN LIFE INSURANCE COMPANY


By:  /s/
    --------------------------------------
Its:  Assistant Treasurer
    --------------------------------------


RELIASTAR LIFE INSURANCE COMPANY
(f/k/a Northwestern National Life Insurance Company)


By:  /s/
    --------------------------------------
Its:  Authorized Representative
    --------------------------------------

                                                                       EXHIBIT A

                                    ADDENDUM

                                       TO

                            $____________ SENIOR NOTE

                                       OF

                        THE CHILLICOTHE TELEPHONE COMPANY

                             DATED NOVEMBER 16,1993

     This Addendum to the above-referenced Senior Note (together with any note or notes issued in exchange therefor, the "Note") of The Chillicothe Telephone Company (the "Company") payable to ___________________ or registered assigns is made as of the 1st day of January 1997. The Company agrees as follows:

     1. The principal amount of the Note outstanding on the date of this Addendum is $_________________.

     2. Notwithstanding anything to the contrary contained in paragraph 1(a) of the Note Purchase Agreement or in the Note, effective as of January 1, 1997 the outstanding principal amount of the Note shall bear interest at the rate of 6.72% per annum (provided that solely for the purpose of determining the portion of annual interest allocable to any interest payment period, it shall be assumed that a year is comprised of 360 days and 12 30-day months). Interest shall continue to be payable semi-annually on the 1st day of May and November.

     Upon execution and delivery by the Company and acceptance by the holder of the Note of this Addendum, this Addendum shall become part of the Note. All references to the Note in the Note, the Note Purchase Agreement, and this Addendum shall hereinafter be deemed to references to the Note as amended by this Addendum. Except as expressly set forth herein, the Note shall remain in full force and effect without modification.

     This Addendum shall be governed by the laws of the State of Minnesota.

                                THE CHILLICOTHE TELEPHONE COMPANY


                                By:_____________________________________

                                Its:____________________________________


Agreed to and accepted as of
the date first-above mentioned:

[_________________________________]


By:_______________________________

Its:______________________________

                                    ADDENDUM

                                       TO

                             $4,000,000 SENIOR NOTE

                                       OF

                        THE CHILLICOTHE TELEPHONE COMPANY

                             DATED NOVEMBER 16,1993

     This Addendum to the above-referenced Senior Note (together with any note or notes issued in exchange therefor, the "Note") of The Chillicothe Telephone Company (the "Company") payable to Northwestern National Life Insurance Company (n/k/a ReliaStar Life Insurance Company) or registered assigns is made as of the 1st day of January 1997. The Company agrees as follows:

     1. The principal amount of the Note outstanding on the date of this Addendum is $4,000,000.

     2. Notwithstanding anything to the contrary contained in paragraph 1(a) of the Note Purchase Agreement or in the Note, effective as of January 1, 1997 the outstanding principal amount of the Note shall bear interest at the rate of 6.72% per annum (provided that solely for the purpose of determining the portion of annual interest allocable to any interest payment period, it shall be assumed that a year is comprised-of 360 days and 12 30-day months). Interest shall continue to be payable semi-annually on the 1st clay of May and November.

     Upon execution and delivery by the Company and acceptance by the holder of the Note of this Addendum, this Addendum shall become part of the Note. All references to the Note in the Note, the Note Purchase Agreement and this Addendum shall hereinafter be deemed to references to the Note as amended by this Addendum. Except as expressly set forth herein, the Note shall remain in full force and effect without modification.

     This Addendum shall be governed by the laws of the State of Minnesota.

                                    THE CHILLICOTHE TELEPHONE COMPANY



                                    By:  /s/ Jack E. Thompson
                                         --------------------------------------
                                     Its: Secretary-Treasurer
                                         --------------------------------------


Agreed to and accepted as of the date
first-above mentioned.

RELIASTAR LIFE INSURANCE COMPANY
(f/k/a Northwestern National Life Insurance Company)

By:  /s/
    --------------------------------------
Its:  Assistant Treasurer
    --------------------------------------

                                    ADDENDUM

                                       TO

                             $6,000,000 SENIOR NOTE

                                       OF

                        THE CHILLICOTHE TELEPHONE COMPANY

                             DATED NOVEMBER 16,1993

     This Addendum to the above-referenced Senior Note (together with any note or notes issued in exchange therefor, the "Note") of The Chillicothe Telephone Company (the "Company") payable to Northern Life Insurance Company or registered assigns is made as of the 1st day of January 1997. The Company agrees as follows:

     1. The principal amount of the Note outstanding on the date of this Addendum is $6,000,000.

     2. Notwithstanding anything to the contrary contained in paragraph 1(a) of the Note Purchase Agreement or `in the Note, effective as of January 1, 1997 the outstanding principal amount of the Note shall bear interest at the rate of 6.72% per annum (provided that solely for the purpose of determining the portion of annual interest allocable to any interest payment period, it shall be assumed that a year is comprised of 360 days and 12 30-day months). Interest shall continue to be payable semi-annually on the 1st day of May and November.

     Upon execution and delivery by the Company and acceptance by the holder of the Note of this Addendum, this Addendum shall become part of the Note. All references to the Note in the Note, the Note Purchase Agreement, and this Addendum shall hereinafter be deemed to references to the Note as amended by this Addendum. Except as expressly set forth herein, the Note shall remain in full force and effect without modification.

     This Addendum shall be governed by the laws of the State of Minnesota.

                                    THE CHILLICOTHE TELEPHONE COMPANY



                                    By:  /s/ Jack E. Thompson
                                         --------------------------------------
                                     Its: Secretary-Treasurer
                                         --------------------------------------


Agreed to and accepted as of the date
first-above mentioned.

NORTHERN LIFE INSURANCE COMPANY

By:  /s/
    --------------------------------------
Its:  Assistant Treasurer
    --------------------------------------

                     [Squire, Sanders & Dempsey Letterhead]

                                 January 4, 1994

                                                                 (614) 365-2728

Jack E. Thompson
The Chillicothe Telephone Company
68 East Main Street
P.O. Box 480
Chillicothe, Ohio 45601-0480

Dear Jack:

     Enclosed please find a bound transcript for the $10,000,000 Senior Note Financing dated November 16, 1993. Also enclosed are the file-stamped copies of the UCC Termination Statements and mortgage releases.

                              Best regards,


                              /s/ James P. Mulroy
                              James P. Mulroy

JPM/bjk
Enclosures

                        THE CHILLICOTHE TELEPHONE COMPANY

                        $10,000,000 SENIOR NOTE FINANCING

                                NOVEMBER 16, 1993

                                                                            TAB
                                                                            ---

Memorandum of Closing                                                        1

Note Purchase Agreement                                                      2

$6,000,000 6.47% Senior Note                                                 3

$4,000,000 6.47% Senior Note                                                 4

UCC Terminations                                                             5

Articles of Incorporation of Chillicothe Telephone Company                   6

Good Standing Certificate - The Chillicothe Telephone Company                7

Officers Certificate Regarding Closing Matters                               8

Officers' Certificate                                                        9

Articles of Incorporation of Business Telephone Systems, Inc.                10

Good Standing Certificate - Chillicothe Telephone Company
Communications, Inc.                                                         11

PUCO Finding and Order                                                       12

Chillicothe Telephone Notice of Redemption Order                             13

PNC Bank Notice of Redemption                                                14

Wiring Instructions                                                          15

National City Investments Corporation Confirmation                           16

Opinion of Squire, Sanders & Dempsey                                         17

Acknowledgment of Payment                                                    18



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